    As filed with the Securities and Exchange Commission February 20, 2004.
                                                          File No. 333-_________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             OXFORD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                      58-0831862
  (State or other jurisdiction of           (I.R.S. Employer Identification
incorporation or organization)                           No.)




        222 PIEDMONT AVENUE, N.E., ATLANTA, GEORGIA 30308 (404) 659-2424
         (Address, including zip code, and telephone number of Principal
                               Executive Offices)

                 OXFORD INDUSTRIES, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               THOMAS C. CHUBB III
                   VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                             OXFORD INDUSTRIES, INC.
                            222 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 659-2424
                     (Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                Proposed            Proposed
                                             Amount to           Maximum            Maximum           Amount of
          Title of Securities              be Registered     Offering Price        Aggregate         Registration
            to be Registered                                    Per Share      Offering Price (1)        Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock, $1.00 par value           1,500,000         $42.05 (2)       $63,075,000 (2)        $7,992
                                             shares(1)
--------------------------------------------------------------------------------------------------------------------


(1) Includes an indeterminate number of additional shares that may be issued as the result of any future stock split, stock dividend or other adjustment of the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on February 17, 2004.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Oxford Industries, Inc., a Georgia corporation (the "Registrant"), to register 1,500,000 shares of common stock, par value $1.00 per share (the "Common Stock"), which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-59411) filed with the Securities and Exchange Commission (the "Commission") on July 20, 1998 for issuance pursuant to the Oxford Industries, Inc. 1997 Stock Option Plan (the "Plan"). The Registrant incorporates herein by reference the contents of such previously filed Registration Statement.

                                     PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

        (a) The Registrant's Annual Report on Form 10-K for the year ended May 30, 2003 (File No. 001-04365);

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended August 30, 2003 and November 28, 2003 (File No. 001-04365);

        (c) The Registrant's Current Reports on Form 8-K filed on June 26, 2003, July 16, 2003, July 17, 2003, October 2, 2003, December
                15, 2003, January 7, 2004 and January 27, 2004 (File No. 001-04365); and

        (d) The description of the Common Stock contained in the Registrant's Registration Statement filed on Form 8-A which became effective on July 23, 1960 (File No. 001-04365).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such earlier statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such earlier statement. Any such earlier statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the common stock offered hereby will be passed upon for us by Thomas C. Chubb III, our Vice President, Secretary & General Counsel. As of January 28, 2004, Mr. Chubb beneficially owned 2,000 shares of our common stock and had options to purchase 33,470 shares.




ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is incorporated under the laws of the State of Georgia. The articles of incorporation and bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

         Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of
Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and
(b) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

         Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Subsection (c) of Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

         As permitted by the Georgia Business Corporation Code, Article XII of the Registrants' Articles of Incorporation provides that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Registrant, (b) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the director's personal liability for the improper portion of any distribution by the registrant (as measured against the solvency of the registrant) approved by the director; provided that the director violates his or her duties of good faith or care, or (d) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation of the Registrant further provide that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Article XII of the Registrant's articles of incorporation also provides that neither the amendment or repeal of such Article XII nor the adoption of any provision of the Registrant's articles of incorporation inconsistent with such Article XII shall eliminate or adversely affect any right of protection of a director of the Registrant existing immediately prior to such amendment, repeal or adoption.

         Under Article VI of the Registrant's bylaws, the registrant is required to indemnify each person who is now, has been, or who will hereafter become a director or officer of the Registrant, whether or not then in office. The Registrant is required to indemnify any such director or officer against all costs and expenses reasonably incurred by or imposed upon him or her in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he or she may be a party as a result or by reason of his being or having been a director or officer of the Registrant or of any other corporation which he serves as director or officer at the request of the Registrant, except in relation to matters as to which a recovery shall be had against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duties as such director or officer. The foregoing right to indemnity includes reimbursement of the amounts and expenses paid in settling any such demand, suit or proceedings or threat thereof when settling the same appears to the board of directors of executive committee of the registrant to be in the best interests of the Registrant, and is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

         The Registrant's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Registrant is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

ITEM 8. EXHIBITS

              See Exhibit Index, which is incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February, 20, 2004.


                                 OXFORD INDUSTRIES, INC.


                                 By:      /s/ J. Hicks Lanier
                                     ----------------------------------------
                                          J. Hicks Lanier
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated as of February 20, 2004.

/s/ J. Hicks Lanier
------------------------------------------------       Chairman and Chief Executive Officer, Director
J. Hicks Lanier

/s/ Ben B. Blount, Jr.                                 Executive Vice President - Finance, Planning and
------------------------------------------------       Administration, Chief Financial Officer, Director
Ben B. Blount, Jr.

/s/ K. Scott Grassmyer                                 Vice President - Controller (Chief Accounting Officer)
------------------------------------------------
K. Scott Grassmyer

/s/ Knowlton J. O'Reilly*                              Group Vice President, Director
------------------------------------------------
Knowlton J. O'Reilly

/s/ Cecil D. Conlee*                                   Director
------------------------------------------------
Cecil D. Conlee

/s/ Thomas Gallagher*                                  Director
------------------------------------------------
Thomas Gallagher

/s/ J. Reese Lanier*                                   Director
------------------------------------------------
J. Reese Lanier

/s/ Clarence B. Rogers, Jr.*                           Director
------------------------------------------------
Clarence B. Rogers, Jr.

/s/ Robert E. Shaw*                                    Director
------------------------------------------------
Robert E. Shaw

/s/ Clarence H. Smith*                                 Director
------------------------------------------------
Clarence H. Smith

/s/ Helen B. Weeks*                                    Director
------------------------------------------------
Helen B. Weeks

/s/ E. Jenner Wood*                                    Director
------------------------------------------------
E. Jenner Wood



* /s/ Thomas C. Chubb III
------------------------------------------------
   Attorney-in-Fact

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


          Exhibit Number                                              Description
                3.1                 Restated Articles of Incorporation of Oxford Industries, Inc. (Incorporated by
                                    reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended
                                    August 29, 2003).
                3.2                 Bylaws of the Registrant as amended October 6, 2003 (Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended August 29,
                                    2003).
                5.1                 Opinion of Thomas C. Chubb III, Esq., Vice President - Law & Administration,
                                    Secretary & General Counsel of the Registrant, as to the validity of the shares of the Common Stock of the Registrant registered hereby.
               23.1                 Consent of Thomas C. Chubb III, Esq., Vice President - Law & Administration,
                                    Secretary & General Counsel of the Registrant (included in Exhibit 5.1).
               23.2                 Consent of Ernst & Young LLP, independent auditors.
               23.3                 Consent of Mahoney Cohen & Company, CPA, P.C., independent auditors.
               24.1                 Powers of Attorney.
               99.1                 1997 Stock Option Plan, as amended effective July 14, 2003 (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended
                                    August 29, 2003).